 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2017

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2017, Care.com, Inc. (the “Company”) entered into an executive severance agreement (each, a “Severance Agreement”) with each of Sheila Lirio Marcelo, Founder, Chief Executive Officer and President; Michael Echenberg, Executive Vice President and Chief Financial Officer; and Diane Musi, General Counsel and Corporate Secretary (each an “Executive” and collectively the “Executives”). Under the terms of each Severance Agreement, if the Executive is terminated by the Company without “cause,” or if the Executive terminates his or her employment for “good reason” (each, a “qualifying termination”), then, he or she will be eligible to receive certain payments and benefits as described below. Severance payments and benefits are conditioned upon the Executive’s execution and non-revocation of a release of claims against the Company and continued compliance with previously-executed confidentiality, assignment of inventions, non-competition and non-solicitation agreements and certain covenants under his or her Severance Agreement, including a general extension of the period during which the Executives’ existing non-competition covenants apply following a termination from one year to two years.
Under the terms of the Severance Agreement with Ms. Marcelo, upon a qualifying termination, Ms. Marcelo will be eligible to receive (a) continued payment of her then-current base salary for a period of 24 months, (b) payment of her then-current annual target bonus amount, paid over a period of twelve months following the qualifying termination, and (c) immediate vesting of any time-based equity awards that are scheduled to vest during the twelve months following the qualifying termination. Under the terms of the Severance Agreements with the other Executives, upon a qualifying termination, each of Mr. Echenberg and Ms. Musi will be eligible to receive (a) his or her then-current base salary for a period of twelve months and (b) the greater of (i) one-half of his or her then-current annual target bonus amount and (ii) a pro-rata portion of the then-current target bonus, based on the date of the qualifying termination, paid over a period of twelve months following the qualifying termination. In addition, upon a qualifying termination, each Executive will be entitled to receive accrued and earned, but unpaid, remuneration due to the Executive through the date of his or her qualifying termination, including, without limitation, earned but unpaid salary, accrued but unpaid time off, other amounts or benefits under the Company’s employee benefit plans, programs or arrangements and earned but unpaid annual bonus for the year immediately prior to the qualifying termination. Each Executive is also entitled to payment of continued health benefit premiums following a qualifying termination for a period of up to eighteen months, in the case of Ms. Marcelo, and up to twelve months for the Executives other than Ms. Marcelo.
In the case of Ms. Marcelo, her Severance Agreement includes the following additional benefits in the event of a qualifying termination within three months prior to or eighteen months following a change of control: (a) immediate vesting of all outstanding time-based equity awards and (b) an extension of the period during which she is entitled to payment of continued health benefit premiums by six months, to an aggregate maximum of 24 months. In the event that Ms. Marcelo’s employment is terminated by reason of her death or disability, her Severance Agreement provides that, in lieu of the above payments and benefits, she or her estate is entitled to receive (a) continued payment of her then-current base salary for a period of six months, (b) payment of continued health benefit premiums for a period of up to six months and (c) payment of the accrued and earned, but unpaid, remuneration described in the preceding paragraph.
The Severance Agreements include a provision that subjects any payments the Executives receive in connection with a change of control transaction to reduction if doing so would result in the Executive receiving a greater amount, on an after-tax basis, following the imposition of any applicable parachute-tax provisions under the Internal Revenue Code .
The foregoing summary of the Severance Agreements is not complete and is qualified in its entirety by reference to the full text of such agreements for each of the Executives, copies of which are attached as Exhibit 10.1 through 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On June 22, 2017, the board of directors of the Company approved a grant of 183,696 restricted stock units ("RSUs") under the Company’s 2014 Equity Incentive Plan to Ms. Marcelo. Subject to Ms. Marcelo’s continued service to the Company, 75,000 of the RSUs (the “$20 RSUs”) will vest if on or prior to June 21, 2022, the Company’s common stock achieves a 120-day volume-weighted average closing price of $20 per share, and 108,696 of the RSUs (the “$23 RSUs”) will vest if on or prior to June 21, 2022, the Company’s common stock achieves a 120-day volume-weighted average closing price of $23 per share. In the event a change of control of the Company occurs on or prior to June 21, 2022, the following will apply:

•
If the per share consideration is less than $20, the $20 RSUs will no longer be subject to the performance vesting condition described above and will instead be eligible to vest ratably on specified quarterly vesting dates occurring between the closing date of the change of control transaction and June 21, 2022, and the $23 RSUs will be forfeited.

•	If the per share consideration equals or exceeds $20 but is less than $23, the $20 RSUs will vest upon closing of the change of control transaction and the $23 RSUs will be forfeited.

•	If the per share consideration equals or exceeds $23, the $20 RSUs and the $23 RSUs will vest upon closing of the change of control transaction.

Item 9.01. Financial Statements and Exhibits.
(d)

Exhibit Number	Exhibit Title or Description

10.1	Executive Severance Agreement dated July 19, 2017 between the Company and Sheila Lirio Marcelo
10.2	Executive Severance Agreement dated July 19, 2017 between the Company and Michael Echenberg
10.3	Executive Severance Agreement dated July 19, 2017 between the Company and Diane Musi

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2017	By:	/s/ Diane M. Musi
Diane M. Musi
General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Executive Severance Agreement dated July 19, 2017 between the Company and Sheila Lirio Marcelo
10.2	Executive Severance Agreement dated July 19, 2017 between the Company and Michael Echenberg
10.3	Executive Severance Agreement dated July 19, 2017 between the Company and Diane Musi